FRANKLIN LAKE RESOURCES INC.
               172 Starlite Street, South San Francisco, CA 94080
                      voice 650-588-0425   fax 650-588-5869
                          e-mail: info@franklinlake.com



News Release No. 2004-02b                                         April 14, 2004

                FRANKLIN LAKE RESOURCES ANNOUNCES ANNUAL MEETING;
                      ENGAGES NEW AUDITOR; SYMBOL RESTORED

     South San Francisco, CA -- APRIL 14, 2004 -- Franklin Lake Resources Inc. (OTCBB: FKLR), an exploratory stage mining company, announces that its annual meeting of stockholders will be held on Monday, April 26, 2004, in Las Vegas, Nevada, at the Conference Center of the Stardust Hotel, beginning at 11:00a.m., local time.

     Father Gregory Ofiesh, president and CEO, said that stockholders will not be sent a proxy to vote this year. He explained that the matters normally voted on, election of directors and approval of the auditor, have been taken by written consent of stockholders holding a majority of the voting power. This was done, like last year, to save the substantial costs involved in preparing, printing, mailing, and tabulating proxies.

     Stockholders are, nevertheless, invited to attend the meeting in order to get a review of company activities during the past year and an update on operations at the company's testing facility at Amargosa, Nevada. Also, a tour of that facility will be offered to stockholders attending the meeting.

     Father Ofiesh also said the Annual Report on Form 10-KSB, filed with the SEC on February 13, 2004, was not signed by an auditor registered with the Public Companies Accounting Oversight Board (PCAOB), a new requirement under the Sarbanes-Oxley Act of 2002. Because of this, NASD had been added an "E" to the trading symbol, making it FKLRE. Effective today, the "E" was removed and the symbol restored to FKLR.

     Father Ofiesh said the company engaged a new auditor, Madsen & Associates, CPAs, Inc., to audit its financial statements for the fiscal year ended October 31, 2003. Madsen & Associates is registered with PCAOB. The audit has been completed and the financial statements for the fiscal year ended October 31, 2003, along with the audit report, are included in an amended Form 10-KSB filed with the SEC on April 12, 2004.

     NOTE: This news release may contain forward looking statements. Forward looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results to differ materially from forecasted results.


Contact:  Father Gregory Ofiesh, President and CEO  --  (650) 588-0425.